UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2014

MOJO DATA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	333-175003	66-0808398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2105 Plantation Village
Dorado, Puerto Rico	00646
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 521-9700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On January 31, 2014, Mojo Data Solutions, Inc. (the “Company”) acquired substantially all of the assets of Mobile Data Systems, Inc. (“MDS”). Based on the facts and circumstances, the Company has determined that the acquisition of those assets constituted a Reverse Merger and recapitalization for accounting purposes. Therefore, MDS is deemed to be the accounting acquirer and its fiscal year end of December 31 shall become the fiscal year end of the Company. Accordingly, the Company shall file a Super 8K with audited financial statements of MDS. As a result of this determination, neither a Form 10K for the year ended December 31, 2013 nor a Form 10Q for the quarter ended January 31, 2014 was required to be filed and the next report due to be filed with the SEC is the Form 10Q for the quarter ended March 31, 2014. The Company is currently delinquent in the filing of its Super 8K, which it intends to file before the end of May 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOJO DATA SOLUTIONS, INC.

Dated: May 12, 2014	By:	/s/ JOSEPH SPITERI
Joseph Spiteri
Chief Executive Officer
(Principal Executive Officer)